                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                      |X|

Filed by a Party other than the Registrant                   | |

Check the appropriate box:

| |      Preliminary Proxy Statement                         | | Confidential, for Use of the Commission only
                                                                 (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

| |      Definitive Additional Materials

| |      Soliciting Material Under Rule 14a-12


                         SERVICEWARE TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|      No fee required.

| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

| |      Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount previously paid:

         (2)    Form, Schedule or Registration Statement No.:

         (3)    Filing Party:

         (4)    Date Filed:

                         SERVICEWARE TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of ServiceWare Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ServiceWare Technologies, Inc. (the "Company") will be held at the offices of the Company at 10201 Torre Avenue, Suite 350, Cupertino, California 95014, on Tuesday, May 24, 2005 at 11:00 a.m. Pacific Daylight Savings Time, for the following purposes:

          (1) To elect two Class II Directors for a term of three years each

          (2) To approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to change the Company's name to "Knova Software, Inc."

          (3) To approve amendments to our 2000 Stock Incentive Plan (the "2000 Stock Plan") to: (i) increase the maximum aggregate number of shares of common stock available for issuance thereunder from 1,240,817 to 2,453,387 shares and to reserve an additional 1,212,570 shares of our common stock for issuance in connection with awards granted or to be granted under the 2000 Stock Plan; (ii) to approve an increase in the grant limit under the 2000 Stock Plan from 100,000 to 500,000 shares per participant per fiscal year; and (iii) to make other changes to the 2000 Stock Plan

          (4) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on April 11, 2005, will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at our Company's headquarters, 10201 Torre Avenue, Suite 350, Cupertino, California 95014, and at the annual meeting.

     It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Frank Lauletta

                                          FRANK LAULETTA,
                                          Secretary

May 4, 2005
Cupertino, California

                         SERVICEWARE TECHNOLOGIES, INC.
                             (KNOVA SOFTWARE, INC.)
                               10201 TORRE AVENUE
                                   SUITE 350
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 863-5800

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on May 24, 2005, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our annual meeting of stockholders will be held at our offices at 10201 Torre Avenue, Suite 350, Cupertino, California, 95014, on Tuesday, May 24, 2005, at 11:00 a.m. Pacific Daylight Savings Time. This proxy statement and accompanying form of proxy were first sent or given to our stockholders on or about April 25, 2005. Our annual report for the year ended December 31, 2004, is being sent to each stockholder of record along with this proxy statement.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and proposals to change our corporate name and amend our 2000 Stock Plan. In addition, our management will report on our performance during the 2004 year and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 11, 2005, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 8,754,785 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     You can vote your shares using one of the following methods:

     - Vote through the Internet at the website shown on the proxy card

     - Vote by telephone using the toll-free number shown on the proxy card

     - Complete and return a written proxy card

     Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 11:59 p.m., Eastern Daylight Savings Time, on Monday, May 23, 2005.

     You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend and vote. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have voted by Internet, telephone or on a written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Knova Software, Inc., 10201 Torre Avenue, Suite 350, Cupertino, California 95014, Attention Frank Lauletta, Secretary.

What are the recommendations of our board of directors?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote (i) FOR election of the nominated slate of Class II directors, (ii) FOR the proposal to approve the amendment to our Third Amended and Restated Certificate of Incorporation to change our corporate name to "Knova Software, Inc.", and (iii) FOR a proposal to amend our 2000 Stock Incentive Plan (the "2000 Stock Plan") to: (a) increase the maximum aggregate number of shares of common stock available for issuance thereunder from 1,240,817 to 2,453,387 shares and to reserve an additional 1,212,570 shares of our common stock for issuance in connection with awards granted or to be granted under the 2000 Stock Plan; (b) to approve an increase in the grant limit under the 2000 Stock Plan from 100,000 to 500,000 shares per participant per fiscal year; and (c) and to make other changes to the Plan.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Amendments to Certificate of Incorporation and 2000 Stock Plan. The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote at the meeting is required for the approval of Proposal No. 2 relating to our name change and Proposal No. 3 relating to the amendment of our 2000 Stock Plan.

     Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes cast, votes to "WITHHOLD AUTHORITY" with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.

     Since Proposals No. 2 and 3 each require approval by the affirmative vote of a majority of the shares represented and entitled to vote at the meeting, any non-votes (including abstentions and broker non-votes) are effectively votes against for purposes of determining whether these Proposals are approved.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Our management knows of no matter to be brought before the meeting other than those described above. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

     In connection with the merger in which we combined with Kanisa Inc., certain stockholders of ours and Kanisa agreed to vote their shares in favor of the nominated state of directors, our name change and the increase in our option pool. These stockholders own more than 50% of our outstanding shares as of the record date, thereby assuring passage of Proposals No. 1, 2 and 3 (assuming compliance with these agreements).

How will proxies be solicited?

     Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

     Yes. This proxy statement and our annual report are available on our web site, www.knova.com.

                                STOCK OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 31, 2005 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by each director, by each executive officer, by all current executive officers and directors as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

                                                       NUMBER OF SHARES      PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED (1)    OUTSTANDING (2)
------------------------------------                ----------------------   -----------------
(i) Certain Beneficial Owners:
C.E. Unterberg, Towbin Holdings, Inc. ............        1,966,918(3)             22.4%
  350 Madison Avenue
  New York, NY 10017
Needham Capital Management, LLC...................        1,859,927(4)             20.8%
  445 Park Avenue
  New York, NY 10022
Meritech Capital Partners II, L.P. ...............          565,149(5)              6.4%
  285 Hamilton Avenue, Suite 200
  Palo Alto, CA 94301
(ii) Directors and executive officers:
Bruce Armstrong, president, chief executive
  officer and director............................           45,000(6)                *
Kent Heyman, chairman of the board................          228,379(7)              2.5%
David Schwab, director............................               --(8)               --
Thomas Shanahan, director.........................               --(9)               --
Thomas Unterberg, director........................          321,353(10)             3.7%
Timothy Wallace, director.........................           51,000(11)               *
Mark Angel, chief technology officer..............           28,333(12)               *
Scott Schwartzman, chief operating officer and
  chief financial officer.........................          118,125(13)             1.3%
Lokesh Seth, former chief technology officer......           25,020(14)               *
Frank Lauletta, general counsel...................            7,750(15)               *
(iii) All directors and current executive officers
  as a group (9 persons):.........................          800,010(16)             8.7%

---------------

  *  Less than 1%.

 (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the person and entities named in the table have sole voting and investment power with respect to all shares.

 (2) Applicable percentage of ownership for each holder is based on 8,754,785 shares of common stock outstanding on April 11, 2005, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this proxy statement.

 (3) Information is based on information provided by the beneficial owner as of December 31, 2004, and assuming no changes in beneficial ownership since that time other than the purchase of shares of our common stock on the open market by C.E. Unterberg, Towbin, LLC as a market maker of our common stock. Includes warrants exercisable for 35,000 shares of our common stock and other shares of our common stock owned by this beneficial owner or its affiliates. The warrants and shares referred to in the preceding sentence are held variously by the following entities with which C.E. Unterberg, Towbin Holdings, Inc. is affiliated: C.E. Unterberg, Towbin, LLC, C. E. Unterberg, Towbin Capital Partners, I, L.P.; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity

     Partners II-Q, L.P.; UT Technology Partners I, LP, UT Technology Partners II, LP and UT Technology Fund Ltd. C.E. Unterberg Towbin Holdings, Inc. disclaims beneficial ownership of shares of common stock and warrants owned by Mr. Thomas Unterberg.

 (4) Information is based on a Schedule 13D filed with the Securities and Exchange Commission on February 18, 2005, by Needham Capital Management, L.L.C. ("NCM"), Needham Capital Management (Bermuda), L.L.C. ("NCMB"), Needham Capital Management II, L.P. ("NCMII"), Needham Capital Partners III, L.P ("NCPIII"), Needham Capital Partners IIIA, L.P, ("NCPIIIA"), Needham Capital Partners III (Bermuda), L.P. ("NCPIIIB"), Needham Capital SBIC III, L.P. ("NCSBICIII"), George A. Needham, Thomas P. Shanahan, John
     C. Michaelson and John J. Prior, Jr. As of the date of the filing, these persons may be deemed to beneficially own 1,659,060 shares of common stock and warrants exercisable for 200,867 shares of common stock. The shares and warrants are owned directly as follows: 908,370 shares and warrants to purchase 109,979 shares (for a total of 1,018,349 shares) by NCPIII, 367,526 shares and warrants to purchase 44,497 shares (for a total of 412,023 shares) by NCSBICIII, 131,327 shares and warrants to purchase 15,900 shares (for a total of 147,227 shares) by NCPIIIB and 251,837 shares and warrants to purchase 30,491 shares (for a total of 282,328 shares) by NCPIIIA. NCMII may be deemed to own beneficially the shares of common stock owned by NCSBICIII by virtue of its position as general partner of NCSBICIII. NCMII disclaims beneficial ownership of all of the reported shares of common stock owned by NCSBICIII. Each of George A. Needham, Thomas P. Shanahan, John C. Michaelson and John C. Prior, Jr. may be deemed to beneficially own and have shared power to direct the vote and disposition of (i) the common stock and warrants owned by NCPIII and NCPIIIA by virtue of his position as a manager of NCM, the general partner of NCPIII and NCPIIIA, (ii) the common stock and warrants owned by NCPIIIB by virtue of his position as a manager of NCMB, and (iii) the common stock and warrants owned by NCSBICIII by virtue of his position as a manager of NCMII. Messrs. Needham, Shanahan, Michaelson and Prior disclaim beneficial ownership of the shares of common stock and warrants owned by NCPIII, NCPIIIA, NCPIIIB and NCSBICIII. NCM may be deemed to own beneficially the common stock and warrants owned by NCPIII and NCPIIIA by virtue of its position as general partner of those persons. NCM disclaims beneficial ownership of all of the reported shares of common stock and warrants owned by NCPIII and NCPIIIA. NCMB may be deemed to own beneficially the common stock and warrants owned by NCPIIIB by virtue of its position as general partner of NCPIIIB. NCMB disclaims beneficial ownership of all of the common stock and warrants owned by NCPIIIB. NCM, the general partner of NCPIIIA, and NCPIIIA have shared power to direct the vote of the shares owned by NCPIIIA. NCMB, the general partner of NCPIIIB, and NCPIIIB have shared power to direct the vote and disposition of the shares owned by NCPIIIB. NCM, the general partner of NCPIII, and NCPIII have shared power to direct the vote and disposition of the shares owned by NCPIII. NCMII, the general partner of NCSBICIII, and NCSBICIII have shared power to direct the vote and disposition of the shares owned by NCSBICIII.

 (5) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 24, 2005, by Meritech Capital Partners II L.P. ("MCP II"), MeriTech Capital Affiliates II L.P. ("MC AFF II"), MCP Entrepreneur Partners II L.P. ("MEP II"), MeriTech Capital Associates II L.L.C. ("MCA II"), MeriTech Management Associates II L.L.C. ("MMA II"), Paul Madera ("Madera") and Michael Gordon ("Gordon"). MCA II is the general partner of MCP II, MC AFF II and MEP II, and may be deemed to have indirect beneficial ownership of shares directly owned by MCP II, MC AFF II and MEP
     II. MMA II is a managing member of MCA II and may be deemed to have indirect beneficial ownership of shares directly owned by MCP II, MC AFF II and MEP II. Madera and Gordon are managing members of MMA II and may be deemed to have indirect beneficial ownership of shares directly owned by MCP II, MC AFF II and MEP II. The shares and warrants are owned directly as follows: 487,832 shares and warrants to purchase 59,063 shares (for a total of 546,895 shares) by MCP II, 12,552 shares and warrants to purchase 1,520 shares (for a total of 14,072 shares) by MC AFF II and 3,730 shares and warrants to purchase 452 shares (for a total of 4,182 shares) by MEP II. MCA II and MMA II may each be deemed to have sole power to direct the vote and disposition of the shares owned by MCP II, MC AFF II and MEP II. Each of Madera and

     Gordon may be deemed to have shared power to direct the vote and disposition of the shares owned by MCP II, MC AFF II and MEP II.

 (6) Mr. Armstrong's shares consist of 45,000 shares of our common stock underlying options which are presently exercisable or which will become exercisable within 60 days after the day of this proxy statement.

 (7) Mr. Heyman's shares include 210,000 shares of our common stock underlying options which are presently exercisable.

 (8) Mr. Schwab is a general partner of SV Associates VI, L.P., which is the sole general partner of Sierra Ventures VI, L.P. Sierra Ventures VI, L.P. holds 131,642 shares of common stock and warrants to purchase an additional 15,938 shares. Mr. Schwab disclaims beneficial ownership of the shares of common stock held by Sierra Ventures VI, L.P. (and deemed beneficially owned by SV Associates VI, L.P.), except to the extent of any pecuniary interest therein. Mr. Schwab is a general partner of Sierra Ventures Associates VII, L.L.C., which is the sole general partner of Sierra Ventures VII, L.P. Sierra Ventures VII, L.P. holds 292,811 shares of common stock and warrants to purchase an additional 35,451 shares. Mr. Schwab disclaims beneficial ownership of the shares of common stock held by Sierra Ventures VII, L.P. (and deemed beneficially owned by Sierra Ventures Associates VII, L.L.C.), except to the extent of any pecuniary interest therein.

 (9) See footnote (4) above.

(10) Information is based on information provided by the beneficial owner as of December 31, 2004, and assumes no changes in beneficial ownership since that time. Includes 117,028 shares (including warrants exercisable for 12,500 shares of our common stock) owned by the following entities with respect to which Mr. Unterberg has or shares voting power: Marjorie and Clarence E. Unterberg Foundation, Inc., Bella and Israel Unterberg Foundation, Inc., Ellen U. Celli Family Trust and Emily U. Satloff Family Trust. Mr. Unterberg disclaims beneficial ownership of shares of common stock and warrants owned by C.E. Unterberg Towbin, Holdings, Inc., other entities in which he is a member or partner and their affiliates except as to his proportionate interest in such entities. Includes options to purchase 28,912 shares owned by Mr. Unterberg. Excludes 1,250 shares of our common stock owned by Mr. Unterberg's wife, as to which Mr. Unterberg disclaims beneficial ownership.

(11) Mr. Wallace's shares include 51,000 shares of our common stock underlying options which are presently exercisable

(12) Mr. Angel's ownership includes 28,333 shares of our common stock underlying options which are presently exercisable or which will become exercisable within 60 days after the day of this proxy statement.

(13) Mr. Schwartzman's shares include 107,500 shares of our common stock underlying options which are presently exercisable.

(14) Mr. Seth's shares include 25,000 shares of our common stock underlying options which are presently exercisable.

(15) Mr. Lauletta's shares include 7,750 shares of our commons stock underlying options which are presently exercisable.

(16) See Notes 6 through 13 and Note 15.

     All share numbers included in this proxy statement have been adjusted to reflect the 1 for 10 reverse stock split effected on February 4, 2005.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes our equity compensation plan information as of December 31, 2004.

                                                        (A)                (B)                  (C)
                                                                                             NUMBER OF
                                                                                             SECURITIES
                                                                                        REMAINING AVAILABLE
                                                     NUMBER OF          WEIGHTED-       FOR FUTURE ISSUANCE
                                                 SECURITIES TO BE    AVERAGE EXERCISE       UNDER EQUITY
                                                    ISSUED UPON          PRICE OF           COMPENSATION
                                                    EXERCISE OF        OUTSTANDING             PLANS
                                                    OUTSTANDING          OPTIONS,            (EXCLUDING
                                                 OPTIONS, WARRANTS     WARRANTS AND     SECURITIES REFLECTED
PLAN CATEGORY                                       AND RIGHTS            RIGHTS           IN COLUMN (A))
-------------                                    -----------------   ----------------   --------------------
Equity compensation plans approved by security
  holders(1)...................................        867,047           $5.0951              254,627
Equity compensation plans not approved by
  security holders(2)..........................        635,884           $7.5949                  N/A
Total..........................................      1,502,931           $6.1527              254,627

---------------

(1) Includes the ServiceWare, Inc. Amended and Restated Stock Option Plan and our 2000 Stock Incentive Plan.

(2) Includes warrants issued in connection with loan agreements and customer license agreements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

     Based on our review of the copies of such forms received by us with respect to transactions during 2004, or written representations from reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with on a timely basis except that Thomas Unterberg and C.E. Unterberg Towbin failed to report their acquisition of common stock and warrants in our private placement in January 2004 and the conversion of their convertible notes in February 2004 and Thomas Unterberg failed to report the grant of options to him in June 2004. In addition, Lokesh Seth filed his initial Form 3 on July 23, 2004, 11 days after the due date.

                      PROPOSAL NO. 1 ELECTION OF DIRECTORS

     Our by-laws and certificate of incorporation provide for a board of directors with staggered terms and for a board consisting of not more than twelve directors. The number of directors has been set at seven for the ensuing year. One seat on our board of directors is currently vacant. The merger agreement between us and Kanisa provides for an independent director to be selected by a majority of the board. The independent director has yet to be selected.

     Each year, at least 25% of the members of our board of directors are to be elected for a term of three years and until their successors are elected and qualified.

     Our board of directors is divided into three classes. The terms of our Class II directors, currently David Schwab and Timothy Wallace, expire at the annual meeting to be held on May 24, 2005. Both of our Class II directors have been nominated for re-election to our board of directors for a three-year term expiring in 2008.

     It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2008

     Two directors are to be elected at this annual meeting. The nominating committee of our board of directors has nominated David Schwab and Timothy Wallace, the two current members of the board constituting Class II directors, to be re-elected for a three-year term expiring in 2008.

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     David Schwab joined our board of directors in February 2005. Mr. Schwab is currently a general partner at Sierra Ventures, a private venture capital firm located in Menlo Park, California, which focuses its investments on early and pre-public communications, software and Internet related content and infrastructure companies. He serves on the boards of Micromuse, Inc. (NASDAQ:
MUSE) and privately held Addamark, CrossLogix, Inc., Motiva, Inc., SeeCommerce, Inc., Tightlink, Corp., and Ventaso. Mr. Schwab began his professional career in 1979 as a software engineer and engineering manager for five years at Lockheed Corporation. After attending Harvard Business School, from 1986 through 1991, he worked in sales and sales management at Sun Microsystems. Mr. Schwab co-founded Scopus Technology, Inc. (NASDAQ: SCOP) in 1991, a provider of client/server software systems for the customer information management market. During his five years at Scopus, Mr. Schwab served as vice president of sales and vice president of application development. Mr. Schwab holds an MBA degree from Harvard Business School, two graduate engineering degrees from Stanford University, and an undergraduate degree from UC San Diego.

     Timothy Wallace joined our board of directors in 1994. Mr. Wallace currently is the chairman and chief executive officer of Full Tilt Solutions, a business-to-business software company, which he joined in January 2000. Prior to Full Tilt, Mr. Wallace was the president and chief executive officer of Xerox Connect, a network integration technology company from May 1998 through December 1999. From 1996 until May 1998, Mr. Wallace was the president, chief executive officer and a director of XLConnect Solutions, which he founded. Xerox Connect acquired XLConnect in May 1998. From 1991 to 1996, Mr. Wallace was the vice president of professional services of The Future Now, a national systems integration company. Mr. Wallace received a Bachelor of Science degree in business administration from Indiana University of Pennsylvania and a master's degree in business administration from Miami University of Ohio.

     Each elected Class II director will hold office until the 2008 annual meeting of stockholders and until his successor is duly elected and qualified. Neither of the nominees is related to any other nominee, director or executive officer of ours.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES TO OUR BOARD OF DIRECTORS. PLEASE NOTE THAT PROXIES CANNOT BE VOTED FOR MORE THAN TWO CLASS II DIRECTORS.

BOARD OF DIRECTORS

     We currently have six members on our board of directors. The current composition of our board of directors and their ages as of March 31, 2005, is as follows:

                                         SERVED AS A
NAME                              AGE   DIRECTOR SINCE     POSITION(S) WITH OUR COMPANY
----                              ---   --------------     ----------------------------
Bruce Armstrong.................  43         2005        President, Chief Executive
                                                         Officer and Class I Director
Thomas Unterberg................  74         2001        Class I Director
David Schwab....................  47         2005        Class II Director
Timothy Wallace.................  47         1994        Class II Director
Kent Heyman.....................  49         2002        Class III Director (Chairman of
                                                         the Board)
Thomas Shanahan.................  58         2005        Class III Director

     Bruce Armstrong joined our board of directors in February 2005. As a Class I director, Mr. Armstrong's term as a director will expire in 2007. Mr. Armstrong was employed as our president and chief executive officer upon consummation of the merger with Kanisa in February 2005. Mr. Armstrong has served as president and chief executive officer of Kanisa since November 2002. Prior to joining Kanisa, Mr. Armstrong served as vice president of Internet Capital Group, a public holding company focused on internet-based businesses, from March 2000 until August 2002. His prior experience included serving as president and chief executive officer of CMPNET from 1999 to February 2000, as executive vice president of sales and marketing for Broadbase Software (now
KANA) from 1996 to 1999, as vice president and general manager of the server products group of Sybase from 1995 to 1996 and as vice president and general manager of the enterprise solutions division of AT&T/NCR (Teradata) from 1993 to 1995. Mr. Armstrong has a Bachelor's Degree in Computer Science from the University of California at Berkeley.

     Kent Heyman joined our board of directors in February 2002. As a Class III director, Mr. Heyman's term as a director will expire in 2006. As of February 2005, Mr. Heyman serves as a non-executive chairman of the board. Mr. Heyman was employed as our president and chief executive officer from September 2001 until the consummation of the merger with Kanisa in February 2005. From June 1996 to December 2000, he served as senior vice president at Mpower Communications, a facilities-based communications provider. Prior to his tenure at Mpower, Mr. Heyman served as litigation department chairman and lead trial counsel for Dowling Magarian Aaron and Heyman, a law firm in Fresno, California. Mr. Heyman earned a doctor of law (J.D.) degree from the University of the Pacific's McGeorge School of Law, and received a bachelor's degree from California State University, Fresno.

     Thomas P. Shanahan joined our board of directors in February 2005. As a Class III Director, Mr. Shanahan's term in office will expire in 2006. Mr. Shanahan has served as a general partner for Needham Capital Partners in Menlo Park, California since January 2002. Prior to Needham Capital Partners, Mr. Shanahan served as co-founder, chief financial officer and director for Agile Software Corporation, a provider of supply chain management software, from December 1997 to December 2001. From 1992 to 1997, he served as chief financial officer for several companies including Digital Generation Systems, Inc, a digital distribution services company, and Sherpa Corporation, a product data management software company. Mr. Shanahan holds an MBA degree from Harvard University and a B.A. from Stanford University. He currently is a member of the boards of directors for diCarta, Inc. and Persistence Software.

     Thomas Unterberg has served as a director since June 2001. As a Class I Director, Mr. Unterberg's term in office will expire in 2007. Mr. Unterberg is a co-founder and, from 1989 until November 2004, served as a chairman of C.E. Unterberg, Towbin, L.P., an investment banking firm. Mr. Unterberg currently serves on the boards of directors of Electronics for Imaging, Inc., PDLD (an analytical communications company),

Reasoning (an automated software inspection company), Rumson-Fair Haven Bank & Trust Company, and Club One, LLC (a fitness club company). Mr. Unterberg is a graduate of Princeton University and received a master's degree in business administration from the Wharton School, University of Pennsylvania.

     For the biographical information of our Class II directors, David Schwab and Timothy Wallace, see the above list of nominees.

     Each elected Class I director will hold office until our 2007 annual meeting of stockholders and until his successor is duly elected and qualified. Each Class II director will hold office until the 2008 annual meeting of stockholders and until his successor is duly elected and qualified. Each Class III director will hold office until the 2006 annual meeting of stockholders and until his successor is duly elected and qualified. None of our current directors is related to any other director or to any executive officer of ours.

     Messrs. Armstrong, Schwab and Shanahan were elected to our board of directors and Mr. Heyman commenced service as non-executive chairman of the board pursuant to the terms of the merger agreement with Kanisa.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have a standing audit committee, compensation committee and nominating committee. Each committee has the right to retain its own legal and other advisors.

  Audit Committee

     Our audit committee consists of Timothy Wallace and effective as of February 2005, Thomas Shanahan. Thomas Unterberg served on this committee until February 2005. Our audit committee met four times during the 2004 fiscal year. Our board of directors has designated Timothy Wallace as our "audit committee financial expert" and has determined that he is independent within the meaning of the rules of the SEC.

     The primary responsibilities of our audit committee include: (i) monitoring and overseeing our accounting and financial reporting policies and practices and our internal controls; (ii) overseeing the quality and objectivity of our financial statements and the independent audit thereof by, among other things, reviewing and appraising the audit efforts of our independent auditors; and
(iii) acting as liaison, among the independent auditors, our management and the full board of directors. A copy of the audit committee charter can be found on our website at www.knova.com by following the links under "Investor Relations."

     Each current audit committee member is an independent member of our board of directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. No audit committee member is an officer or employee of ours and no audit committee member has a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

  Compensation Committee

     Our compensation committee currently consists of Thomas Unterberg, and effective as of February 2005, Thomas Shanahan. Timothy Wallace served on this committee until February 2005. Our compensation committee met three times during 2004. Our compensation committee is empowered to approve salaries and incentive compensation for our executive officers and administer our stock incentive plans.

  Nominating Committee

     Our nominating committee currently consists of Timothy Wallace and effective as of February 2005, Thomas Shanahan. Robert Hemphill, Jr., a former director, served on this committee until February 2005. Our nominating committee did not formally meet during 2004. The primary responsibility of our nominating committee is to review and nominate candidates for election to our board of directors. All of the members of our nominating committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

     The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders and recommend nominees for any committee of the board. A copy of the nominating committee charter can be found on our website at www.knova.com by following the links under "Investor Relations."

     To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the nominating committee will evaluate each incumbent's continued service, in light of the board's collective requirements, at the time such director's class comes up for reelection. When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The nominating committee will review the qualifications of each candidate. Final candidates generally will be interviewed by our chief executive officer, chairman of the board and one or more other board members. The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.

     The nominating committee's charter provides general qualifications nominees should meet. These qualifications include the following:

     - Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience in areas that are relevant to our business activities.

     - Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

     - A director should disclose the director's consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director's service to us. The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director's service to our board.

     Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year's annual meeting of stockholders.

     In addition, the nominating committee will consider for inclusion in the board's annual slate of director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the board's slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating committee consider the stockholder's nominee for inclusion with the board's slate of nominees for the meeting. The nominating stockholder and stockholder's nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.

     A stockholder nominee submitted for inclusion in the board's slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion with the board's slate of nominees, the board and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.

     The nominating committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.

MEETINGS OF OUR BOARD OF DIRECTORS

     Our board of directors met 11 times during our 2004 fiscal year. Each incumbent director attended at least 75% of the total of all board and committee meetings that he was entitled to attend during the 2004 year. It is our policy that at least one of our board members attends each annual meeting of stockholders so that the board is represented and that at least a majority of our board attends by telephone.

     Independent members of our board may be contacted by letter directed to the named member in care of Corporate Secretary, Knova Software, Inc., 10201 Torre Avenue, Suite 350, Cupertino, California 95014. Our corporate secretary will forward the sealed enveloped to the addressee.

COMPENSATION OF DIRECTORS

     Our directors do not receive any cash compensation for their services as directors, but we reimburse directors for reasonable and necessary expenses incurred in connection with attendance at meetings of our board of directors and other company business. In June 2004, pursuant to our 2000 Stock Plan, we granted to each of our outside directors options to purchase 22,500 shares of our common stock. The exercise price of these options is $5.40 per share, and one-half of the options vest on each of June 21, 2005 and 2006. Each person who was a member of the board prior to the merger with Kanisa will also be paid $12,000 per year for consulting services for up to two years after his term as a director ends.

     From time to time, members of our board of directors have previously been granted options to purchase shares of our common stock. See "Security Ownership of Management and Certain Beneficial Owners" for disclosure of vested options held by each director.

                           PROPOSAL NO. 2 NAME CHANGE

     Our board of directors believes it is advisable and in the best interests of our stockholders to change the name of the company to "Knova Software, Inc." to represent the new identity created by the combination of ServiceWare Technologies, Inc. and Kanisa Inc. in February 2005. We announced the new name on March 21, 2005, and we began operating under the new name at that time. Our board has unanimously approved the presentation to stockholders of a proposal to amend our Third Amended and Restated Certificate of Incorporation to change the company name to "Knova Software, Inc.". The board of directors is asking the stockholders to approve this amendment to formally adopt the name change.

     The proposed Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix
A. The name change will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware.

     Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to our charter to effect the name change.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT WILL CHANGE OUR NAME TO "KNOVA SOFTWARE, INC."

   PROPOSAL NO. 3 APPROVAL OF AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

     We adopted the ServiceWare Technologies, Inc. 2000 Stock Incentive Plan (the "2000 Stock Plan") to serve as the successor plan to our 1996 Amended and Restated Stock Option Plan (the "1996 Stock Plan"). The 2000 Stock Plan initially provided for a maximum share reserve of 200,000 shares plus any shares of our common stock covered by any unexercised portion of terminated stock options granted under our 1996 Stock Plan. This "fixed" reserve is automatically increased each January 1 by the lesser of 100,000 shares or 6.25% of the total number of outstanding shares of our common stock on the last trading day of December in the previous calendar year, unless our board of directors decides to increase the amount by a lesser number of shares. An automatic increase of 100,000 has previously occurred on each of January 1, 2001, 2002, 2003, 2004 and 2005. In addition, the 2005 Stock Plan was amended in 2002 to increase the maximum share reserve to 881,962 shares. Shares of our common stock previously reserved for stock options granted under our 1996 Stock Plan and our 2000 Stock Plan which are forfeited prior to their exercise (or any restricted stock acquired and later forfeited) will again be subject to new grants under the 2000 Stock Plan. As a result of these increases and forfeitures, the maximum number of shares issuable under the 2000 Stock Plan (including exercised options) has been increased to 1,240,817 as of April 11, 2005.

     As of February 8, 2005, options to purchase 1,400,715 shares of common stock had been granted pursuant to the 2000 Stock Plan (including those options which have been canceled, forfeited or exercised as of such date), 837,996 options were outstanding, and there were 361,362 shares of common stock available for future grants under the 2000 Stock Plan, without taking the proposed increase into account. In connection with the merger with Kanisa Inc., on February 8, 2005, we agreed to grant up to 585,642 stock options to Kanisa employees who would begin employment with us upon the merger.

     Under the terms of the 2000 Stock Plan, the number and kind of shares subject to outstanding grants, the exercise price applicable to stock options previously granted, and the number and kind of shares available to be subsequently granted will be automatically adjusted to reflect capital changes, including the reverse split, effected as of February 4, 2005. All of the option numbers referenced in this proxy statement have been adjusted for the reverse split.

     Our board of directors believes the availability of additional options to purchase common stock is necessary to enable us to provide the Kanisa employees with equity ownership and to provide existing and new employees, consultants and directors with equity ownership as an incentive to contribute to our success. Thus, our board of directors voted to amend the 2000 Stock Plan, subject to stockholder approval, to, among other things:

     - increase the 2000 Stock Plan's share reserve by 1,212,570 shares, from 1,240,817 to 2,453,387; and

     - increase the maximum number of shares for which awards may be granted to any participant in any fiscal year from 100,000 to 500,000 to accommodate option grants to our new chief executive officer and new chief technology officer.

     In the merger agreement with Kanisa, we agreed, subject to stockholder approval, to increase the option pool to 20% of our capital stock on a fully diluted basis. We have calculated 2,453,387 shares to represent the 20% figure on a fully diluted basis.

     We are now asking the stockholders to approve the amendment of the 2000 Stock Plan to increase the aggregate number of shares of common stock issuable under the 2000 Stock Plan by 1,212,570 shares from 1,240,817 to 2,453,387. This amount will continue to be automatically increased each January 1 (beginning on January 1, 2006) by the lesser of 100,000 shares or 6.25% of the total number of outstanding shares of our common stock on the last trading day of December in the previous calendar year, unless our board of directors decides to increase the amount by a lesser number of shares. Our board of directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, non-employee directors and consultants essential to our success and in aligning their long-term interests with those of our stockholders. Our recent hiring of Kanisa executives and other employees and the needed desire to provide additional long-term performance incentives to our current employees necessitates the proposed increase in the share reserve.

     Additionally, stockholders are being asked to approve an increase in the per participant grant limit in any fiscal year. Our board of directors believes that approval of this amendment is in our best interests because the previous annual individual grant limit did not provide sufficient flexibility for us to structure management incentives and, in particular, for our new senior executives. Thus, our board of directors voted to amend the 2000 Stock Plan, subject to stockholder approval, to increase the maximum number of shares for which awards may be granted to any participant in any fiscal year to 500,000.

     Other changes to the 2000 Stock Plan included in the proposed amended and restated 2000 Stock Plan are a change of the name of the plan to the "Knova Software, Inc. 2000 Stock Incentive Plan" and the elimination of the acceleration of option vesting under certain conditions upon a change of control.

SUMMARY OF THE PROVISIONS OF THE 2000 STOCK INCENTIVE PLAN.

     The following is a summary of the 2000 Stock Plan, and is qualified in its entirety by the specific language of the 2000 Stock Plan, a copy of which is available to any stockholder upon request, and is attached hereto as Appendix B.

     Awards. We may grant incentive stock options, nonqualified stock options or restricted stock under the 2000 Stock Plan.

     Eligibility. The individuals eligible to participate in our 2000 Stock Plan include our employees, members of our board of directors, advisors and any consultants we hire. As of the close of business on March 31, 2005, we had approximately 102 employees (including four executive officers) and five other members of our board of directors.

     Administration. Our 2000 Stock Plan is administered by the Compensation Committee of our board of directors. The Compensation Committee determines which eligible individuals are to receive option grants or stock issuances under the 2000 Stock Plan, the time or times when the issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a nonqualified stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

     Shares Subject to the 2000 Stock Plan. The 2000 Stock Plan initially provided for a maximum share reserve of 200,000 shares plus any shares of our common stock covered by any unexercised portion of terminated stock options granted under our 1996 Stock Plan. This "fixed" reserve is automatically increased each January 1 by the lesser of 100,000 shares or 6.25% of the total number of outstanding shares of our common stock on the last trading day of December in the previous calendar year, unless our board of directors decides to increase the amount by a lesser number of shares. An automatic increase of 100,000 has previously occurred on each of January 1, 2001, 2002, 2003, 2004 and 2005. In addition, the 2000 Stock Plan was amended in 2002 to increase the maximum share reserve to 881,962 shares. Shares of our Common Stock previously reserved for stock options granted under our 1996 Stock Plan and our 2000 Stock Plan which were forfeited prior to their exercise (or any restricted stock acquired and later forfeited) will again be subject to new grants under the 2000 Stock Plan. As of March 31, 2005, an aggregate of 265,817 shares of our common stock previously reserved for stock options under our 1996 Stock Plan, which were forfeited prior to exercise, have been added to the share reserve under the 2000 Stock Plan. As a result of these increases and forfeitures, the maximum number of shares issuable under the 2000 Stock Plan (including exercised options) has been increased to 1,240,817 as of April 11, 2005. Prior to the amendment to the 2000 Stock Plan, no participant could receive a grant of more than 100,000 shares of our common stock on an annual basis.

     Exercise Price of Stock Options. The exercise price per share for each stock option is determined by our board of directors; provided, however, that such exercise price shall not, in the case of an incentive stock option, be less than 100% of the Fair Market Value of a share of common stock on the date of grant, or 110% of the Fair Market Value in the case of a stockholder deemed to be a 10% stockholder under Section 422 of the Internal Revenue Code. "Fair Market Value" for all options granted under the 2000 Stock Plan is defined generally as the closing price of a share of our common stock on the date of grant as reported on The Nasdaq Stock Market, other securities exchange or Over the Counter Bulletin Board on which our common stock is traded. If no sale of Common Stock shall have occurred on a date of grant, the closing price on the next preceding date on which there was a reported sale will be used to determine Fair Market Value.

     Purchase of Shares Covered by Stock Options. The shares covered by a stock option may be purchased by cash, or, if permitted by our board of directors, by:
(i) the delivery of a promissory note in a form determined by the board of directors; (ii) tendering shares of our common stock held by the participant for at least six months; (iii) third-party cashless exercise transactions; or (iv) any other form of payment our board of directors may approve.

     Termination of Stock Options. Unless otherwise determined by our board of directors, all rights to exercise stock options terminate on the first to occur of:

          (i) the scheduled expiration date as set forth in the applicable grant instrument;

          (ii) three months following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code);

          (iii) 1 year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code); or

          (iv) as may be otherwise provided in the event of a change of control as defined in the 2000 Stock Plan.

     However, if service is terminated for cause, as defined in the 2000 Stock Plan, then all stock options held by a participant will cease to be exercisable on the date of termination.

     Change of Control. If control of our company changes through, for example, an acquisition of more than 50% of the combined voting power of our stock by another person or company, or through a merger with another company, and the acquirer fails to assume or replace with equivalent awards all outstanding awards under the 2000 Stock Plan, then all outstanding options that have not vested prior to the change of control will immediately vest and the restrictions on any restricted stock that have not lapsed before the change of control will immediately lapse. In addition, any replacement options issued by the acquirer to any participant will vest, and any restrictions on any replacement restricted stock issued to such participant will lapse, if the participant is terminated without cause within 12 months after the change of control.

     Adjustments to Reflect Capital Changes. The number and kind of shares subject to outstanding grants and awards, the exercise price applicable to stock options previously granted, and the number and kind of shares available subsequently to be granted under the 2000 Stock Plan will be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the 2000 Stock Plan or grants under the 2000 Stock Plan. Our board of directors has the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made is final and binding on all participants.

     Federal Income Tax Consequences. The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 Stock Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

     A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

NEW PLAN BENEFITS

     The following table sets forth certain information regarding benefits or amounts that will be received by or allocated to each of the following individuals under the 2000 Stock Plan upon approval by our stockholders of the amendments thereto: (i) each of the executive officers named in the Summary Compensation Table below; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, excluding executive officers, as a group. The following table only includes the options approved by our board of directors on or after February 8, 2005 (the date of the combination with Kanisa) as all previous option grants were within the limits allowed under the 2000 Stock Plan.

                                                              2000 STOCK INCENTIVE PLAN
                                                              -------------------------
                                                                 DOLLAR      NUMBER OF
NAME AND POSITION                                             VALUE($)(1)      SHARES
-----------------                                             ------------   ----------
Kent Heyman, Director (chairman of the board) and Former
  President and Chief Executive Officer.....................  $        --          --
Bruce Armstrong, President and Chief Executive Officer(2)...  $ 1,889,500     445,000
Scott Schwartzman, Chief Operating Officer and Chief
  Financial Officer(3)......................................  $   190,000      50,000
Mark Angel, Chief Technology Officer(4).....................  $   967,000     220,000
Frank Lauletta, General Counsel and Secretary...............  $        --          --
Lokesh Seth, Former Chief Technology Officer................  $        --          --
All current executive officers as a group (4 persons).......  $ 3,046,500     715,000(5)
All current directors who are not executive officers as a
  group.....................................................  $        --          --(6)
All employees, excluding executive officers, as a group.....  $ 2,003,400     477,000(7)

---------------

(1) The dollar value is calculated as the number of options granted multiplied by the option price.

(2) Pursuant to an agreement between Mr. Armstrong and us, we have agreed, subject to stockholder approval of the amendments to the 2000 Stock Plan, to grant Mr. Armstrong options to purchase 270,000 shares of our common stock at an exercise price of $4.60 per share. The options will vest monthly over the 24 month period after February 15, 2005. As of April 14, 2005, Mr. Armstrong was granted, subject to stockholder approval, options to purchase an additional 170,000 shares at $3.70 per share with vesting over a 24 month period beginning in February 2007.

(3) As of April 18, 2005, Mr. Schwartzman was granted, subject to stockholder approval, options to purchase 50,000 shares at $3.80 per share, with the options vesting over a 24 month period beginning in April 2007.

(4) Pursuant to an agreement between Mr. Angel and us, we have agreed, subject to stockholder approval of the amendments to the 2000 Stock Plan, to grant Mr. Angel options to purchase 170,000 shares of our common stock at an exercise price of $4.60 per share. The options will vest monthly over the 24 month period after February 15, 2005. As of April 14, 2005, Mr. Angel was granted, subject to stockholder approval, options to purchase an additional 50,000 shares at $3.70 per share with vesting over a 24 month period beginning in February 2007.

(5) Other than the grants to Messrs. Armstrong, Schwartzman and Angel, the future option grants to our executive officers are not determinable at this time because, under the terms of the 2000 Stock Plan, such grants are made in the discretion of our board of directors or the Compensation Committee.

(6) The future option grants to our directors who are not executive officers are not determinable at this time because, under the terms of the 2000 Stock Plan, such grants are made in the discretion of our board of directors or the Compensation Committee.

(7) The options indicated include options approved by our board of directors for grant to Kanisa employees who are continuing employment with us after the combination. Future option grants to our employees are not determinable at this time because, under the terms of the 2000 Stock Plan, such grants are made in the discretion of our board of directors or the Compensation Committee.

PREVIOUSLY GRANTED OPTIONS UNDER THE 2000 STOCK PLAN

     Through February 8, 2005, we had granted options to purchase an aggregate of 1,400,715(1) shares of common stock under the 2000 Stock Plan (including those options which have been exercised and those that have been canceled or forfeited as of such date) at an average exercise price of $8.1929 per share. No options have been granted after February 8, 2005, except for those listed in the "New Plan Benefits" table above. As of February 8, 2005, options to purchase 521,362 shares were vested and options to purchase 41,460 shares had been exercised under the 2000 Stock Plan. The following table sets forth the options granted under the 2000 Stock Plan to: (i) the executive officers named in the Summary Compensation Table below; (ii) all current executive officers as a group; (iii) each nominee for election as a director;
(iv) all current directors who are not executive officers as a group; (v) each associate of any of such directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, excluding executive officers, as a group. The following table excludes the new plan benefits described in the table above.

                                         OPTIONS GRANTED
                                             THROUGH
NAME                                   FEBRUARY 8, 2005(2)   EXERCISE PRICE   EXPIRATION DATE
----                                   -------------------   --------------   ---------------
Kent Heyman..........................        210,000          $2.50-$ 6.00     9/2011-4/2014
Bruce Armstong.......................             --                    --                --
Scott Schwartzman....................        145,000          $2.50-$ 6.00     9/2011-4/2014
Mark Angel...........................             --                    --                --
Frank Lauletta.......................         22,000          $5.20-$ 6.00     9/2013-4/2014
Lokesh Seth..........................         72,000          $3.80-$10.90            6/2005
All current executive officers as a
  group (4 persons)..................        167,000          $2.50-$ 6.00     9/2011-4/2014
Each nominee for election as a
  director
  David Schwab.......................             --                    --                --
  Timothy Wallace....................         75,000          $2.60-$28.12    12/2010-6/2014
All current directors who are not
  executive officers as a group (4
  persons)(4)........................        210,000          $2.50-$28.12    12/2010-6/2014
Each associate of any directors,
  executive officers or nominees.....             --                    --                --
All employees, excluding executive
  officers, as a group (approximately
  100 persons)(5)....................        951,715          $2.40-$70.00    5/2005-10/2014

     As of March 31, 2005, the market value of the common stock underlying the 2000 Stock Plan was $3.95 per share.
---------------

(1) Of the 1,400,715 options granted as of February 8, 2005, 521,260 of such options have been canceled and may be reissued by us.

(2) Options are granted under the 2000 Stock Plan pursuant to various vesting schedules. In general, such options vest over a 2 year period.

(3) This excludes Kent Heyman who was previously an executive officer and whose options were granted to him in that capacity.

(4) All 102 of our employees are eligible to participate in the 2000 Stock Plan.

     Each of the following individuals prior to the proposed increase in shares of common stock available under the 2000 Stock Plan, holds more than 5% of the total options issuable under the 2000 Stock Plan: Timothy Wallace 6.0%; Kent Heyman 16.9%; and Scott Schwartzman 11.7%. Subsequent to the adoption of the proposed amendment to the 2000 Stock Plan, as discussed above, each of the following individuals will hold more than 5% of the total options issuable under the 2000 Stock Plan: Bruce Armstrong 18.1%; Mark Angel 9.0%; Kent Heyman 8.6% and Scott Schwartzman 7.9%.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF OUR 2000 STOCK INCENTIVE PLAN.

                          BOARD AUDIT COMMITTEE REPORT

     We have reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2004.

     Management is responsible for our internal controls and financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. As appropriate, the audit committee reviews, evaluates and discusses with our management, internal accounting and financial personnel, and independent auditors, the following:

     - the plan for, and our independent auditors' report on, each audit of our financial statements;

     - our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - management's selection, application and disclosure of critical accounting policies; - changes in our accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to our company; and

     - the adequacy of our internal controls and accounting, financial and auditing personnel.

     We have discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants ("SAS 61"). SAS 61 requires our independent auditors to discuss with our audit committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     We have received, reviewed and discussed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board ("Independence Standards Board Standard No. 1"), and have discussed with the auditors the auditors' independence. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor's professional opinion, may be reasonably thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

     When applicable, we will consider whether the non-audit services provided by the independent auditors, as would be set forth in the section of our proxy statement entitled, "Fees Paid to Independent Auditors," are compatible with maintaining the public accountants' independence.

     Based on the reviews and discussions referred to above, we recommended to our board of directors that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2004.
                AUDIT COMMITTEE

                Thomas Unterberg*      Timothy Wallace

 * Thomas Unterberg served on the Audit Committee during 2004, but has subsequently been replaced with Thomas Shanahan.

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                               EXECUTIVE OFFICERS

     The following table identifies our current executive officers and their ages as of March 31, 2005:

                                                                       IN CURRENT
NAME                           AGE    CAPACITIES IN WHICH SERVED     POSITION SINCE
----                           ---    --------------------------     --------------
Bruce Armstrong(1)...........  43    President and Chief Executive   February 2005
                                     Officer
Mark Angel(2)................  46    Chief Technology Officer        February 2005
Scott Schwartzman(3).........  42    Chief Operating Officer,        October 2001/
                                     Chief Financial Officer and     February 2003
                                     Treasurer
Frank Lauletta(4)............  35    General Counsel and Secretary   September 2003

---------------

(1) As a Class I director, biographical information on Mr. Armstrong is located above.

(2) Mark Angel was employed as our chief technology officer in February 2005, upon the consummation of the merger with Kanisa. Mr. Angel founded Kanisa in 1997, and served as its chief executive officer until 1999 and as its chief technology officer since then. Prior to Kanisa, Mr. Angel was a founder of Papyrus Technology, a provider of intelligent trading workstations from 1987 until 1996. Mr. Angel studied economics at the University of Chicago, and was a recipient of the Truman Scholarship in 1978.

(3) Scott Schwartzman has served as our chief financial officer since February 2003 and our chief operating officer since October 2001. From October 2000 to October 2001, Mr. Schwartzman served as our vice president of global enterprise services. From September 1998 to September 2000, Mr. Schwartzman served as vice president of professional services at Firepond, Inc., a provider of e-business selling solutions. From February 1994 to August 1998, Mr. Schwartzman served in a variety of positions, including director of professional services, for SAP America, an enterprise resource planning
    (ERP) software company. Prior to his tenure at SAP, Mr. Schwartzman held positions in operations and systems management at Star Dynamic Corporation, Dep Corporation and Revlon Corporation. Mr. Schwartzman received a Bachelor of Science degree in business administration from Syracuse University.

(4) Frank Lauletta has served as our general counsel since September 2003 and our secretary since February 2004. Prior to joining us, Mr. Lauletta was a member in the corporate law department of the law firm of Cozen O'Connor where he concentrated his practice on the representation of high-technology companies in areas such as mergers and acquisitions, venture capital financing, intellectual property and other general corporate and securities law matters. From August 1999 to September 2001, Mr. Lauletta served as in-house counsel for eCal Corporation, a calendaring and scheduling software company. Prior to his tenure at eCal, Mr. Lauletta was an attorney in the corporate law department of the law firm Dilworth Paxson. Mr. Lauletta received his Juris Doctorate degree from Rutgers University School of Law in 1995 where he graduated with tax Honors.

     Messrs. Armstrong and Angel were elected to their respective offices in accordance with the terms of our merger agreement with Kanisa.

     None of our executive officers are related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2004, 2003 and 2002, the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, to our chief executive officer and other executive officers during 2004. Such table also indicates all capacities in which they served.

                                                                                          LONG TERM
                                                  ANNUAL COMPENSATION                COMPENSATION AWARDS
                                         --------------------------------------   -------------------------
                                                                 OTHER ANNUAL       RESTRICTED      OPTIONS
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   COMPENSATION($)   STOCK AWARDS($)     (#)
---------------------------       ----   ---------   --------   ---------------   ---------------   -------
Kent Heyman,....................  2004    225,000     42,500        16,450            147,115       800,000
  President and Chief             2003    226,173         --        14,606                 --            --
  Executive Officer(1)            2002    225,000         --         5,500(2)              --       800,000
Scott Schwartzman,..............  2004    195,000     31,875            --            110,337       500,000
  Chief Operating Officer and     2003    175,000      7,500            --                 --       250,000
  Chief Financial Officer         2002    175,000     10,000            --                 --       250,000
Lokesh Seth,....................  2004    143,750      9,000         3,250(2)              --       550,000
  Chief Technology Officer(3)     2003    140,000      4,100            --                 --        75,000
                                  2002    135,567     10,000            --                 --        65,000

---------------

(1) Mr. Heyman now serves as non-executive chairman of the board effective February 2005.

(2) Includes contributions by us under our 401(k) Plan.

(3) As of April 2005, Mr. Seth is no longer employed by us.

     None of the individuals listed above received perquisites or personal benefits during any of the years indicated in excess of the lesser of $50,000 or 10% of his annual salary and bonus. The amount of such benefits to all executive officers as a group during any of the years indicated was less than 10% of their aggregate annual salaries and bonuses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of December 31, 2004, our compensation committee consisted of Thomas Unterberg and Timothy Wallace. Neither of the members of our compensation committee has ever been an officer or employee of our company. None of our executive officers has served or serves as a member of our board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee. There are no, and during 2004 there were no, compensation committee interlocks. Thomas Shanahan was added to the compensation committee in place of Timothy Wallace in February 2005.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     The following description relates to agreements between us and the executive officers named in the above compensation table.

     Under the provisions of Kent Heyman's agreement dated February 8, 2005, Mr. Heyman is entitled to a salary of $225,000 per year, including full benefits with a target bonus of $125,000 for 2005. Mr. Heyman can earn up to 150% of the target bonus based upon a schedule of performance against our 2005 board approved operating plan. Mr. Heyman's minimum bonus for 2005 is $50,000 payable on or before January 31, 2006. Mr. Heyman's total 2006 compensation, including a bonus in the full amount of the 2005 bonus, is to be paid to Mr. Heyman in full on or before January 31, 2006. Mr. Heyman will also receive an additional $12,000 per year for two years following removal from the board. As of February 8, 2005, all of Mr. Heyman's unvested stock options accelerated and are exercisable at any time during the term of the agreement. The agreement expires on the second anniversary following Mr. Heyman's resignation or removal as a member of our board of directors.

     Under the provisions of Scott Schwartzman's employment agreement, signed in April 2005, Mr. Schwartzman is entitled to a salary of $195,000 per year with an annual bonus of up to $75,000. In addition, Mr. Schwartzman was granted options to purchase 50,000 shares of stock with vesting over 24 months beginning in April 2007. Mr. Schwartzman is also entitled to participate in all of our standard benefit plans.

     Under Mr. Schwartzman's employment agreement, he is entitled to a severance package equal to nine months of his base salary if we terminate his employment without cause or if his employment is terminated by him for good reason. Under those circumstances, Mr. Schwartzman's option vesting and the vesting of his restricted stock will accelerate as if he was employed for an additional 12 months after termination. Additionally, 100% of his annual bonus is automatically payable as a result of a change of control, with 50% paid at the closing of the transaction effecting the change of control and the balance payable no later than six months after the closing.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information regarding all stock options granted in the 2004 fiscal year under our stock option plans to our executive officers named in the Summary Compensation Table above.

                                     % OF TOTAL               MARKET
                        NUMBER OF     OPTIONS                 PRICE
                        SECURITIES   GRANTED TO              OR FAIR                 POTENTIAL REALIZED VALUE
                        UNDERLYING   EMPLOYEES                VALUE                   AT ASSUMED ANNUAL RATES
                         OPTIONS     IN FISCAL    EXERCISE   ON DATE    EXPIRATION        OF STOCK PRICE
                         GRANTED        YEAR       PRICE     OF GRANT      DATE           APPRECIATION(1)
                        ----------   ----------   --------   --------   ----------   -------------------------
Kent Heyman...........    80,000        21.0%      $6.00      $6.00      4/6/2014     $301,869      $764,996
Scott Schwartzman.....    50,000        13.1%      $6.00      $6.00      4/6/2014     $188,668      $478,123
Lokesh Seth...........    35,000         9.2%      $6.00      $6.00      7/1/2005     $132,068      $334,686
Lokesh Seth...........    20,000         5.3%      $5.90      $5.90      7/1/2005     $ 74,210      $188,062

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table shows aggregate exercises of options during 2004 and the values of options held as of December 31, 2004, by our executive officers named in the Summary Compensation Table above.

                                                                    NUMBER OF        VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS,
                                        SHARES                  DECEMBER 31, 2004    DECEMBER 31, 2004(1)
                                       ACQUIRED      VALUE       EXERCISABLE(E)/        EXERCISABLE(E)/
NAME                                  ON EXERCISE   REALIZED    UNEXERCISABLE(U)       UNEXERCISABLE(U)
----                                  -----------   --------   -------------------   ---------------------
Kent Heyman.........................      --          --            130,000E               $294,000E
                                                                     80,000U                      0U
Scott Schwartzman...................      --          --             87,500E                208,500E
                                                                     57,500U                 21,000U
Lokesh Seth.........................      --          --             16,250E                  5,050E
                                                                     58,750U                      0U

---------------

(1) Amounts shown are based upon the closing sale price for our common stock on December 31, 2004, which was $5.40 per share.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     To ensure that our compensation policies are administered in an objective manner, our compensation committee is comprised entirely of non-management directors. Further, our compensation committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

  Compensation Governance

     This report describes our executive compensation program and the basis on which the 2004 fiscal year compensation determinations were made by us for our executive officers, including our chief executive officer and the executives named in the compensation table above. We establish all components of executive pay and recommend or report our decisions to our board of directors for approval.

     Our duties include recommending to our board of directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. We also evaluate executive performance and address other matters related to executive compensation.

  Compensation Policy and Overall Objectives

     In developing recommendations regarding the amount and composition of executive compensation, our goal is to provide a compensation package that will enable us to attract and retain highly qualified individuals for our executive positions. In addition, our objectives include rewarding outstanding performance and linking the interests of our executives to the interests of our stockholders. In determining actual compensation levels, we consider all elements of the program in total rather than any one element in isolation.

     We believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team.

     The key elements of our executive compensation are base salary, long-term incentives, and various other benefits, including medical insurance and a 401(k) plan, which are generally available to all of our employees. Each of these is addressed separately below.

  Base Salaries

     We regularly review each executive's base salary. The base salary ranges of our executives are targeted to be in the range of the median base pay ranges of similarly positioned executives in the group of comparable companies selected for compensation comparison purposes.

     Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, evaluated based on sustained levels of contribution to our company and/or salary increases in the industry for similar companies with similar performance profiles.

     On September 5, 2001, Mr. Kent Heyman was appointed our president and chief executive officer. Mr. Heyman's base salary was initially negotiated to be $225,000 per year. In establishing Mr. Heyman's compensation, we examined Mr. Heyman's prior experience and breath of knowledge, as well as the size, complexity and historical performance of our business, our position as compared to our peers in the industry and the specific challenges faced by us. Although we review base salary levels periodically, Mr. Heyman's base salary has remained the same since his employment commenced.

  Annual Bonuses

     Annual bonus opportunities allow us to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. In the 2002 fiscal year, our board of directors established an executive bonus plan that would pay a target bonus based on our EBITDA performance during the year. Since the EBITDA thresholds were not met, no bonuses were earned under the executive bonus plan during 2004.

     During 2004, we granted restricted stock on two occasions to our two principal officers. The dollar value of the restricted stock is shown in the summary compensation table in this proxy statement. The first grant of restricted stock in January 2004 was to compensate the two principal officers for prior contributions to our company that had not been previously compensated. The second grant of restricted stock in March 2004 was in payment of 50% of the bonuses we determined to be paid to them for the 2003 year. The balance of the bonus was paid in cash.

  Long-Term Incentives

     Our stock option program is designed to align the long-term interest of executives, and other key personnel to the long-term interests of our stockholders and therefore are typically granted upon commencement of employment. Stock options are granted at an option price not less than the fair market value of our common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Furthermore, stock options are typically subject to a 24-month vesting period. The committee awards stock options on the basis of individual performance and/or achievement of internal strategic objectives. This approach focuses executives on the creation of stockholder value over the long term and encourages equity ownership in our company. During 2004, we granted additional options to our executive officers, including options to purchase 80,000 shares to our Chief Executive Officer.

  Conclusion

     We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its stockholders. We also believe that offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of officers and other key employees with those of our stockholders. We believe that our 2004 fiscal year compensation program met these objectives.

                Submitted by

                COMPENSATION COMMITTEE

                Thomas Unterberg Timothy Wallace*

 * Timothy Wallace served on the Compensation Committee during 2004, but has subsequently been replaced with Thomas Shanahan.

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                           RELATED PARTY TRANSACTIONS

     We entered into a note purchase agreement on May 6, 2002 with C. E. Unterberg, Towbin Private Equity Partners II-Q, L.P., C. E. Unterberg, Towbin Private Equity Partners II, L.P., certain other entities affiliated with Mr. Unterberg, a member of our board of directors, and other investors pursuant to which we agreed to issue and sell to those investors 10% convertible promissory notes for an aggregate principal amount of $3,000,000. On June 19, 2002, we amended the note purchase agreement to increase the amount of convertible notes issuable to $3,250,000. Of the $3,250,000 of convertible notes issued, convertible notes with an aggregate principal amount of $2,635,000 were acquired by Mr. Unterberg and entities affiliated with him, who collectively owned approximately 20% of our stock prior to the acquisition of convertible notes. The note purchase agreement provided for a maturity date of 18 months from the closing date, interest at 10% per annum, and a conversion price of $3.00 per share. In March 2003, our convertible notes were amended to extend the maturity date to July 15, 2004 and to reduce the conversion price to $2.50 per share. Interest could be paid in cash or additional convertible notes, at our option. On October 31, 2002, April 30, 2003 and October 31, 2003, we issued additional convertible notes in payment of interest due on those dates. The convertible notes were senior unsecured obligations that ranked senior to all future subordinated indebtedness, pari passu to all existing and future senior, unsecured indebtedness and subordinate to all existing and future senior secured indebtedness. All of the convertible notes were converted into common stock in February 2004.

     In January 2004, C.E. Unterberg, Towbin, LLC served as one of the placement agents for us in connection with our private placement of an aggregate of 1,230,769 shares of common stock and warrants to purchase up to an aggregate of 615,384 shares of common stock. In connection with the private placement, C.E. Unterberg, Towbin, LLC received a placement fee of $240,000. Affiliates of C.E. Unterberg, Towbin, LLC purchased $455,000 of units in the private placement. In addition, entitites with respect to which Thomas Unterberg has or shares voting power purchased $162,500 of units in the private placement.

     In February 2005, C.E. Unterberg, Towbin, LLC received a fee of $350,000 in consideration for services rendered to us in connection with the merger with Kanisa.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the S&P 500 Application Software Index for the period beginning on August 25, 2000, the date of our initial public offering, and ending on the last day of our last completed fiscal year. The graph assumes an investment of $100 in our stock and the two indices, respectively, on August 25, 2000, and further assumes the reinvestment of all dividends. Stock price performance, presented for the period from August 25, 2000 to December 31, 2004, is not necessarily indicative of future results.
(PERFORMANCE CHART)

                                                                                                        S&P APPLICATION SOFTWARE
                                                          SVWN               NASDAQ COMPOSITE INDEX               INDEX
                                                          ----               ----------------------     ------------------------
Aug-00                                                   100.00                      100.00                      100.00
Dec-00                                                    54.10                       61.11                       87.08
Dec-01                                                     3.66                       48.25                       60.19
Dec-02                                                     6.86                       33.04                       31.16
Dec-03                                                     6.86                       49.56                       45.20
Dec-04                                                     6.17                       53.81                       50.45

-------------------------------------------------------------------------------------
                       8/25/00   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
-------------------------------------------------------------------------------------
 SVCW                  $100.00    $54.10     $ 3.66     $ 6.86     $ 6.86     $ 6.17
 Nasdaq Composite
  Index                $100.00    $61.11     $48.25     $33.04     $49.56     $53.81
 S&P 500 Application
  Software Index       $100.00    $87.08     $60.19     $31.16     $45.20     $50.45

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                            INDEPENDENT ACCOUNTANTS

     Upon recommendation by our audit committee, the accounting firm of PricewaterhouseCoopers LLP was approved by our board of directors to serve as our independent accountants for the year ending 2004. We have been advised that neither PricewaterhouseCoopers LLP nor any of its associates has a material interest in our company or any affiliate of ours. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from stockholders.

                       FEES PAID TO INDEPENDENT AUDITORS

  Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for the audit of our annual financial statements, the reviews of our financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $138,950 for the year ended December 31, 2004 and $133,645 for the year ended December 31, 2003.

  Audit-Related Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the performance of the audit and reviews referred to above were approximately $24,225 for the year ended December 31, 2004. The fees in 2004 were attributable to S-1 filings.

  Tax Fees

     No fees were billed for tax compliance, tax advice and tax planning rendered by PricewaterhouseCoopers LLP during 2004 or 2003.

  All Other Fees

     There were no non-audit services rendered by PricewaterhouseCoopers LLP during 2004 or 2003.

     All non-audit services require an engagement letter to be signed prior to commencing any services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee is that the audit committee must be informed of the non-audit services in advance of the engagement and the audit committee's responsibilities in this regard may not be delegated to management.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2006 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 10201 Torre Avenue, Suite 350, Cupertino, California 95014, attention: Frank Lauletta, Secretary, not later than [December 26, 2005].

     Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than [March 11], 2006. If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our board of directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 10201 Torre Avenue, Suite 350, Cupertino, California 95014, or call us at (408) 863-5800. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                 OTHER MATTERS

ACTION ON OTHER MATTERS AT THE ANNUAL MEETING

     At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                          By Order of the Board of Directors,

                                          /s/ Frank Lauletta

                                          FRANK LAULETTA,
                                          Secretary

                                                                      APPENDIX A

             CERTIFICATE OF AMENDMENT OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SERVICEWARE TECHNOLOGIES, INC.

     ServiceWare Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

     FIRST:  That the Board of Directors of the Company adopted the following
resolutions on [     ] with respect to amendment and restatement of Article I of the Company's Third Amended and Restated Certificate of Incorporation (the "Charter Amendment"):

     NOW, THEREFORE, BE IT RESOLVED, that Article I of the Third Amended and Restated Certificate of Incorporation be amended in its entirety to read as follows:

                                   ARTICLE I

                                      NAME

     The name of the corporation is Knova Software, Inc.

     SECOND: That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ServiceWare Technologies, Inc. has caused this Certificate to be signed by Bruce Armstrong, its Chief Executive Officer and
President, this           day of           , 2005.

                                          SERVICEWARE TECHNOLOGIES, INC.

                                          By:
                                          Name: Bruce Armstrong
                                          Title:   President and Chief Executive
                                              Officer

                                                                      APPENDIX B

                              KNOVA SOFTWARE, INC.

                          RESTATEMENT AND AMENDMENT OF
                           2000 STOCK INCENTIVE PLAN

     This is a restatement and amendment of the ServiceWare Technologies, Inc. 2000 Stock Incentive Plan (the "Plan"). This restatement and amendment was approved by the Board of Directors of ServiceWare Technologies, Inc., a Delaware corporation (the "Company") on April 14, 2005, and is subject to, and will become effective upon, approval of the stockholders of the Company. Upon such approval, the name of the Plan shall be changed to the "Knova Software, Inc. 2000 Stock Incentive Plan" and the Plan shall be amended to read as follows:

1.  PURPOSE OF THE PLAN.

     The purpose of the Knova Software, Inc. 2000 Stock Incentive Plan is to promote the interests of Knova Software, Inc. (the "Company"), its subsidiaries and its stockholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and (iii) enabling such persons to participate in the long-term growth and financial success of the Company and its subsidiaries. The effective date of the Plan was May 18, 2000 ("Effective Date").

2.  ADMINISTRATION.

     (a) Subject to the following paragraphs, the Plan shall be administered by the Company's Board of Directors (the "Board") or by a Compensation Committee of the Board (the "Compensation Committee"). If the Board delegates to the Compensation Committee the authority to administer the Plan, the Compensation Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of grants hereunder ("participants").

     (b) Any Compensation Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) "Non-Employee Directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" as defined under Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to participants or the Company and its subsidiaries under applicable law.

     (c) Notwithstanding the foregoing, the Board may, subject to any limitations or restrictions the Board may impose from time to time, delegate to the Company's Chief Executive Officer the authority to administer the Plan, including the authority to grant Options (as hereinafter defined) to employees, consultants or advisors of the Company and its subsidiaries who are not subject, by reason of their position with the Company or its subsidiaries, to the requirements of Section 16 of the Exchange Act and who are not expected to be subject to the limitations of Code Section 162(m).

3.  GRANTS.

     Grants under the Plan may be in the form of options which qualify as "incentive stock options" within the meaning of Code Section 422 or any successor provision ("Incentive Stock Options"), options which do not so qualify ("Nonqualified Options" and, collectively with Incentive Stock Options, "Options"), and stock which is subject to certain forfeiture risks and restrictions on transferability ("Restricted Stock"). Incentive Stock Options may be granted only to employees of the Company or its subsidiaries. Each grant of an Option shall be designated in the applicable "Grant Instrument" (as defined in Section 5) as an Incentive Stock Option or a Nonqualified Option, as appropriate. If, notwithstanding its designation as an Incentive Stock Option, all or a portion of any Option grant does not qualify under the Code as an Incentive Stock Option, the portion which does not so qualify shall be treated for all purposes hereunder as a Nonqualified Option.

4.  SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of the Company's Common Stock, $0.01 par value per share ("Common Stock") that may be subject to grants made under the Plan is 2,453,387 shares (plus any shares of Common Stock covered by any unexercised portion of stock options granted under the ServiceWare, Inc. Amended and Restated Stock Option Plan (the "1996 Plan") that terminate after April 11, 2005), plus an automatic annual increase on the first day of each fiscal year of the Company beginning on or after January 1, 2006 and ending on or before December 31, 2010 equal to the lesser of (i) 100,000 shares, (ii) 6.25% of the shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock which shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan or under the 1996 Plan, or by any grant of Restricted Stock which is forfeited, may again be subject to new grants under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for grant under the Plan. No participant shall receive grants in respect of more than 500,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section
9).

5.  PARTICIPANTS.

     The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or its subsidiaries who shall be granted Options or Restricted Stock under the Plan and the number of shares of Common Stock to be covered by each such Option or Restricted Stock grant; provided, that any such consultants or advisors who receive grants under the Plan render bona fide services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and its subsidiaries and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each grant shall be evidenced by a written Option or Restricted Stock agreement or grant form ("Grant Instrument") as the Board shall approve from time to time.

6.  FAIR MARKET VALUE.

     For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date, (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market or on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers (the "OTC-BB"), or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM, The Nasdaq SmallCap Market or the OTC-BB, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Board.

7.  GRANTS OF OPTIONS.

     (a) Exercise Price of Options. Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Code Section 424(d)) more than 10% of the voting power of all classes of stock of the Company (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Options shall be granted at an exercise price as determined in each case by the Board.

     (b) Term and Termination of Options.

     (1) The Board shall determine the term within which each Option may be exercised, in whole or in part, provided that (i) such term shall not exceed 10 years from the date of grant, (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed 5 years from the date of grant, and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000.

     (2) Unless otherwise determined by the Board, all rights to exercise Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Instrument, (ii) 90 days following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Code Section 22(e)(3)), (iii) 1 year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability (as defined in Code
Section 22(e)(3)), or (iv) as may be otherwise provided in the event of a Change of Control as defined in Section 11; provided, however, that in the event that a participant ceases to be employed by or to provide services to the Company and its subsidiaries due to a termination for "cause" (as defined in Section 7(b)(3)), all rights to exercise Options held by such participant shall terminate immediately as of the date such participant ceases to be employed by or to provide services to the Company or its subsidiaries.

     (3) As used in this Plan, the term "cause" shall mean a determination by the Board that the participant has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company or its subsidiaries, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or the disclosure of trade secrets or confidential information of the Company or its subsidiaries to persons not entitled to receive such information.

     (c) Payment for Shares. Full payment for shares purchased upon exercise of Options granted under the Plan shall be made at the time the Options are exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the participant's delivery to the Company of a promissory note containing such terms as the Board may determine, (ii) by the participant's delivery to the Company of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Options, valued at the Fair Market Value of such shares on the date of exercise, or (iii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; provided, however, that if payment is made pursuant to clause (i), the then par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held by such participant.

     (d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Options, including, without limitation, performance-based criteria for acceleration of the date on which certain Options shall become exercisable. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

     (e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options of other entities ("Acquired Companies") in connection with the merger or consolidation of the Acquired Company with the Company or its subsidiaries, the acquisition by the Company or by its subsidiaries of all or a portion of the assets of the Acquired Company, or the acquisition of stock of the Acquired Company such that the Acquired Company becomes a subsidiary of the Company.

8.  GRANTS OF RESTRICTED STOCK.

     The Board may issue or transfer shares of Common Stock to employees, directors, consultants or advisors under a grant of Restricted Stock, upon such terms as the Board deems applicable, including the provisions set forth below:

          (a) General Requirements. Shares of Common Stock issued or transferred pursuant to Restricted Stock grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

          (b) Number of Shares. The Board shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Restricted Stock grant and the restrictions applicable to such shares.

          (c) Requirement of Employment. If a participant who has received a Restricted Stock grant ceases to be employed by the Company and its subsidiaries during the Restriction Period, or if other specified conditions are not met, the Restricted Stock grant shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the participant for such shares. The Board may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a participant may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The participant shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

          (e) Right to Vote and to Receive Dividends. During the Restriction Period, the participant shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

          (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock grants, that the restrictions shall lapse without regard to any Restriction Period.

9.  ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

     The number and kind of shares subject to outstanding grants, the exercise price applicable to Options previously granted, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or grants under the Plan, which change is effected after April 11, 2005. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

10.  [INTENTIONALLY LEFT BLANK AS PREVIOUS PROVISIONS ARE NO LONGER APPLICABLE]

11.  DEFINITION OF CHANGE OF CONTROL.

     For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events:

          (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

          (b) the approval by the Company's stockholders of a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

          (c) the approval by the Company's stockholders of a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

12.  CONSEQUENCES OF A CHANGE OF CONTROL.

     (a) Upon a Change of Control, (i) each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase shares of the capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the "Replacement Options") and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable restricted grants, together, the "Replacement Restricted Stock"); provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant Replacement Options and Replacement Restricted Stock, then all outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions and conditions on any Restricted Stock shall lapse upon the effective date of the Change of Control. In addition, all Replacement Options issued by the Acquiring Corporation to a participant shall accelerate and become exercisable, and all restrictions and conditions on any Replacement Restricted Stock issued by the Acquiring Corporation to a participant shall lapse, if the participant's employment is terminated without "cause" (as defined in Section 7(b)(3)) in the period beginning on the effective date of the Change of Control and ending 12 months after such date. The term "Acquiring Corporation" means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine in its discretion (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 12(a) and any that become exercisable under Section 12(b)) will be required to surrender them in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

     (b) Any Options that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

     (c) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no action described in the Plan shall be taken (including, without limitation, actions described in subsections (a) and (b) above) if such actions would make the Change of Control ineligible for "pooling of interests" accounting treatment or would make the Change of Control ineligible for desired tax treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

13.  TRANSFERABILITY OF OPTIONS.

     Unless otherwise determined by the Board with respect to Nonqualified Options, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

14.  WITHHOLDING.

     The Company shall have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the applicable withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.

15.  CONSTRUCTION OF THE PLAN.

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of such laws.

16.  NO RIGHT TO GRANT; NO RIGHT TO EMPLOYMENT.

     No person shall have any claim of right to be granted an Option or Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director of the Company or any of its subsidiaries any right to continue to serve in such capacity.

17.  GRANTS NOT INCLUDABLE FOR BENEFIT PURPOSES.

     Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

18.  NO STRICT CONSTRUCTION.

     No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any grant made under the Plan or any rule or procedure established by the Board.

19.  CAPTIONS.

     All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

20.  SEVERABILITY.

     Whenever possible, each provision in the Plan and every grant under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other grant under the Plan shall remain in full force and effect.

21.  LEGENDS.

     All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

22.  AMENDMENT.

     The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or grants made to directors, executive officers or other persons with Rule 16b-3 promulgated under the Exchange Act or any successor rule. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Sections 9, 12 or 23.

23.  MODIFICATION FOR GRANTS OUTSIDE THE U.S.

     The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Options or Restricted Stock to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

24.  EFFECTIVE DATE; TERMINATION OF PLAN.

     The Plan's Effective Date is May 18, 2000. The Plan shall terminate on May 18, 2010, unless it is earlier terminated by the Board. Termination of the Plan shall not affect previous grants under the Plan.

     RESTATEMENT AND AMENDMENT APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY AS OF APRIL 14, 2005

                         SERVICEWARE TECHNOLOGIES, INC.

                            PROXY VOTING INSTRUCTIONS



MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
                                     - OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
                                     - OR -
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.
--------------------------------------------------------------------------------

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time on the day before the cut-off or meeting date.
--------------------------------------------------------------------------------

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

             PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING
                          ELECTRONICALLY OR BY PHONE.

              v FOLD AND DETACH HERE AND READ THE REVERSE SIDE v
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                      PROXY
                                                   Please Mark your
                                                   votes like this      [x]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.  ELECTION OF CLASS II DIRECTORS:                     WITHHOLD
                                          FOR           AUTHORITY
                                          [ ]              [ ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)

David Schwab                Timothy Wallace

2. Proposal 2: Approve an Amendment to the Company's Certificate of Incorporation to Change the Company's Name to "Knova Software, Inc."

                                          FOR           AGAINST          ABSTAIN
                                          [ ]             [ ]              [ ]

3. Proposal 3: Approve the Restatement and Amendment of the Company's 2000 Stock Incentive Plan to (i) increase the maximum aggregate number of shares of common stock available for issuance thereunder from 1,240,817 to 2,453,387 shares and to reserve an additional 1,212,570 shares of common stock under the Plan, (ii) approve an increase in the grant limit under the 2000 Stock Incentive Plan from 100,000 to 500,000 shares per participant per fiscal year, and (iii) approve other changes to the 2000 Stock Incentive Plan described in the proxy statement.

                                          FOR           AGAINST          ABSTAIN
                                          [ ]             [ ]              [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting.

         COMPANY ID:

         PROXY NUMBER:

         ACCOUNT NUMBER:


SIGNATURE                       SIGNATURE                       DATE
         ----------------------          ----------------------     ------------
NOTE: Please sign exactly as name appears hereon. When shares are held in more than one name, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         SERVICEWARE TECHNOLOGIES, INC.

                        2005 ANNUAL STOCKHOLDERS MEETING

                               10201 TORRE AVENUE

                                    SUITE 350

                           CUPERTINO, CALIFORNIA 95014

                              TUESDAY, MAY 24, 2005

                                  A.M. (PACIFIC TIME)
                           ------

               v FOLD AND DETACH HERE AND READ THE REVERSE SIDE v
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2005
                         SERVICEWARE TECHNOLOGIES, INC.

         The undersigned hereby appoints Bruce Armstrong and Frank Lauletta, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on April 11, 2005, at the Annual Meeting of the Stockholders to be held on May 24, 2005 at _____ a.m. (local time) at the Company's offices at 10201 Torre Avenue, Suite 350 Cupertino, California 95014, or any adjournment thereof.